Exhibit 99.1

News Release

Investor Relations: Sara Gubins, +1 646 654 8153

Nielsen Announces $1 Billion Debt Refinancing

New York, New York – May 24, 2021 – Nielsen Holdings plc (NYSE: NLSN) (“Nielsen”) today announced that its indirect wholly owned subsidiaries, Nielsen Finance LLC and Nielsen Finance Co. (the “Issuers”), are proposing to issue $500 million aggregate principal amount of senior notes due 2029 and $500 million aggregate principal amount of senior notes due 2031 (collectively, the “Notes”) in a private offering (the “Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Nielsen intends to apply the net proceeds of the Offering plus cash on hand to (i) prepay all of the Dollar Term B-5 Loans outstanding under that certain credit agreement, dated as of June 4, 2020, by and among Nielsen Finance LLC, Nielsen Holding and Finance B.V. (“Nielsen HF”), the guarantors party thereto from time to time, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as administrative agent (as amended by Amendment No. 1, dated as of July 21, 2020, among Nielsen Finance LLC, Nielsen HF, the guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent and Amendment No. 2, dated as of September 9, 2020, among Nielsen Finance LLC, Nielsen HF, the guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent) (the “TLB credit agreement”), (ii) prepay all of the Class B-2 Euro Term Loans outstanding under the Sixth Amended and Restated Credit Agreement, dated as of July 21, 2020, by and among Nielsen Finance LLC, TNC (US) Holdings Inc., Nielsen HF, the guarantors party thereto from time to time, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as administrative agent and (iii) partially prepay the Euro Term B-3 Loans outstanding under the TLB credit agreement, in each case, at a prepayment price equal to par plus accrued and unpaid interest.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those related to the Offering, as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen’s business, the final calculation of the gain on the sale with respect to our Global Connect business, which is currently pending finalization of various estimates, the failure of our new business strategy in accomplishing our objectives, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

About Nielsen

Nielsen Holdings plc (NYSE: NLSN) is a leading global data and analytics company that provides a holistic and objective understanding of the media industry. With offerings spanning audience measurement, audience outcomes and content, Nielsen offers its clients and partners simple solutions to complex questions and optimizes the value of their investments and growth strategies. It is the only company that can offer de-duplicated cross-media audience measurement. Audience is Everything™ to Nielsen and its clients, and Nielsen is committed to ensuring that every voice counts.

An S&P 500 company, Nielsen offers measurement and analytics service in nearly 60 countries.